                                                2003 Ontario Budget
                                      The Right Choices: Securing our Future
                                                   Budget Papers

                                            The Honourable Janet Ecker
                                                Minister of Finance

General inquiries regarding the 2003 Ontario Budget: Budget Papers
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(C)Queen's Printer for Ontario, 2003
ISBN 0-7794-4493-0

Ce document est disponible en français sous le titre :
Budget de l'Ontario 2003 - Documents budgétaires